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                                                               EXHIBIT 99.(e)

                              AMENDED AND RESTATED

                             PARTICIPATION AGREEMENT

          THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT is entered into this 23rd day of October, 2003 by HARTFORD LIFE INSURANCE COMPANY ("Hartford Life"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("Hartford Life and Annuity"), each a Connecticut corporation (together, the "Companies" and individually, a "Company"), each of the Companies on its own behalf and on behalf of each separate account set forth under its name on SCHEDULE A, as it may be amended from time to time (each such separate account a "Separate Account"), and MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES, a Massachusetts business trust ("Fund") and MORGAN STANLEY DISTRIBUTORS INC. ("Distributor").

          WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts offered or to be offered by the Companies which have entered into this agreement with the Fund and the Distributor; and

          WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series referred to as a "Portfolio"); and

          WHEREAS, the Companies are insurance companies which have registered or will register the variable annuity contracts and/or variable life insurance policies listed in Schedule A under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"), unless exempt from such registration, to be issued by the Companies for distribution (the "Contracts");

          WHEREAS, the Distributor is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ( "NASD");

          WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Company intends, by purchasing shares of the Portfolios on behalf of the Separate Accounts, to fund the Contracts and the Distributor is authorized to sell such shares to the Companies for the benefit of the Separate Accounts at net asset value without the imposition of any charges; and

          WHEREAS, the Fund and the Companies have previously entered into a Participation Agreement, dated May 31, 1997, as amended from time to time, permitting the Companies and the Separate Accounts to participate in the purchase of Portfolio shares for the purpose of funding the Contracts, and the Fund and the Companies wish to amend and restate such participation agreement as follows: (i) to reflect the inclusion of the Distributor as a party to this

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Agreement and to make all corresponding changes attendant thereto, (ii) to clarify the provisions of fees and expenses relating to services performed under this Agreement, (iii) to shorten the notice period for terminations by either party from 180 days to 60 days, (iv) to require that the Board of Trustees of the Fund approve only material changes to this Agreement, and (v) to make other ministerial changes; and and (iv) to make other ministerial changes; and

          WHEREAS, the Board of Trustees of the Fund approved this Agreement in compliance with and in the manner specified in Section 23 of this Agreement.

          NOW, THEREFORE, in consideration of their mutual promises, the Companies, the Fund and the Distributor agree as follows:

1. PURCHASE OF SHARES. The Companies agree to purchase shares at the net asset value applicable to the then currently effective prospectus of the Fund. The Companies will order Fund shares in the quantities and at the times each Company determines to be necessary to meet the requirements of its Contracts. Orders from Contract owners received and processed by the Companies prior to the close of the New York Stock Exchange ("Exchange") on any given day that the Exchange is open ("business day") will be executed by the Fund at the net asset value determined as of the close of the Exchange on such business day. Any orders received and processed on such day but after the close of the Exchange will be executed by the Fund at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order. Each Company will forward to the Fund a list of names and specimen signatures of persons authorized to act on the Company's behalf. The Fund shall not accept orders given on behalf of a Company by persons not on such list. Each Company agrees to promptly notify the Fund in writing of any additions, deletions or other modifications to such list. Until so notified of such modifications, the Fund shall have no liability as a result of the execution of orders given by a person previously identified on the list as authorized.

2. SALES OF SHARES. The Distributor agrees to sell shares of the Fund to the Companies for allocation to their respective Separate Accounts. The Fund will execute share orders on a daily basis at the next determined net asset value per share after receipt by the Fund or its designee of the order for shares of the applicable Portfolio of the Fund determined as set forth in the Fund prospectus. Each Company shall be a designee of the Fund for purposes of accepting such orders. For each Portfolio, the Fund will determine the closing net asset value, dividend and capital gain rate information at the close of each business day. The Fund will provide this information to the Companies by 5:30 p.m. Eastern Time or as soon thereafter as is practicable. By 10:00 a.m. Eastern Time the next following business day or as soon thereafter as is practicable, the Companies will send directly to the Fund or its specified agent orders to purchase or redeem Fund shares for the preceding business day. Payment for net purchases will be wired by the Companies to a custodial account designated by the Fund as nearly as practicable to coincide with the order for shares of the Fund. The Fund shares will be sold only to insurance companies and separate accounts which have entered into agreements to purchase shares or participation agreements substantially identical to this Agreement, except that the Fund may sell its shares to its investment manager(s) consistent with Section 817(h) of the Internal Revenue Code ("Code") and Treasury Regulation 1.817-5, as amended from time to time, and any

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Treasury interpretations thereof, relating to the diversification requirements for variable annuity or variable life insurance contracts and any amendments or other modifications to such section or Regulations. No shares of the Fund will be sold to the general public. The Fund will send confirmations of Fund share purchases by a Company directly to the Company. The Fund will maintain all Fund share purchases in a book share account in the name of each Company.

3. REDEMPTION OF SHARES. At a Company's request, the Fund agrees to redeem for cash without charge, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value of the applicable Portfolio computed after receipt of the redemption request; provided, however, that the Fund reserves the right to suspend the right of redemption or to postpone the date of payment upon redemption of the shares of any Portfolio under the circumstances and for the period of time specified in the prospectus. To the extent that it is able to do so, payments for net redemptions of shares of the Funds will be wired by the Fund from the Fund's custodial account to an account designated by each Company. Until the Fund is so able to wire such redemption proceeds, they may be sent by check or by such other means as the Fund and each Company agree.

4. AVAILABILITY OF SHARES. The Fund agrees to make its shares available for purchase by the Companies at the applicable net asset value per share on those days on which the Fund calculates its net asset value pursuant to rules of the SEC. The Fund shall use reasonable efforts to calculate such net asset value on each day on which the Exchange is open for trading. The Fund shall have the right to suspend the sale of its shares if (a) the Exchange has closed or has suspended or materially restricted trading, (b) an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, (c) the SEC, by order, so permits, (d) a banking moratorium shall have been declared by federal or New York authorities, or (e) there shall have been some other extraordinary event which, in the judgment of the Fund, makes it impracticable to sell the shares.

5. PAYMENT OF SHARES. The Companies shall pay for Fund shares on the next business day after they place the order for Fund shares. If the Fund does not receive payment on the next business day, the Fund may, without notice, cancel the order and require a Company to reimburse the Fund promptly for any loss the Fund suffered by reason of the Company failing to timely pay for its shares.

6. FEE FOR SHARES. The Companies shall purchase and redeem shares in the Fund at net asset value and the Companies shall not pay any commission, dealer's fee or other fee to the Distributor or any other broker-dealer.

7. FUND'S REGISTRATION STATEMENT AND PROSPECTUS. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and, at the expense of the Fund or its designee, shall provide the Companies with as many copies of its current prospectus as the Companies may reasonably request. At the Companies' request, in lieu of printed prospectuses, the Fund will provide camera-ready film, computer diskettes or "PDF" files containing the Fund's prospectus and statement of additional information for printing by the Companies. The Fund or the Distributor shall pay or shall cause to be paid the expenses of printing and providing

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the Companies with the Fund's current prospectus and statement of additional information and the expenses of mailing such prospectus and statement of additional information to existing Contract owners.

The Companies may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. If the Companies elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information, the Fund shall pay or shall cause to be paid only the Fund's pro rata share of the cost of printing and mailing such documents to existing Contract owners. The Fund's pro-rata share of such cost shall be determined by multiplying the ratio of the number of pages applicable to the Fund to the total number of pages in the document being printed or mailed by the total cost of such printing or mailing.

8.1 FEES AND EXPENSES. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Distributor may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Distributor in writing.

8.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund 's shares.

9. INVESTMENT OF ASSETS. The Fund agrees to invest its assets in accordance with its investment policies as disclosed in the prospectus and the provisions of Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity and variable life insurance contracts and any amendments or other modifications to such Section or Regulations.

10. ADMINISTRATION OF CONTRACTS. The Companies shall be responsible for administering their respective Contracts and keeping records on the Contracts.

11. SHAREHOLDER INFORMATION. The Fund shall in a timely manner, at the expense of the Fund or its designee, furnish the Companies copies of its proxy material, reports to shareholders and other communication to shareholders in such quantity as the Companies shall reasonably require for distributing to owners or participants under the Contracts. The Companies, at the expense of the Fund or its designee, will distribute these materials to such owners or participants as required; provided that any proxy materials required as a result of events

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originating from the Companies will be furnished and distributed at the expense of the Companies.

12. RECORD KEEPING AND ACCESS TO RECORDS. Each Company, the Fund and the Distributor shall maintain records in accordance with the applicable federal and state statutes, rules and regulations applicable to their respective operations in connection with the performance of their duties under this Agreement. Upon request and subject to statutory requirements, a party to this Agreement shall promptly provide to another party copies of such records as the party shall reasonably request. At the expense of the requesting party, each party to this Agreement shall cooperate with and assist the requesting party's auditors or representatives of regulatory agencies having jurisdiction over the requesting party in connection with inquiries, complaints or judicial proceedings involving responsibilities carried out under this Agreement. Such cooperation and assistance shall include the production of copies of potentially relevant records if so requested.

13. VOTING. To the extent required by law, the Companies shall vote Fund shares in accordance with instructions received from Contract owners. If, however, the 1940 Act or any regulation thereunder should be amended or if the present interpretation thereof should change, and as a result the Companies determine that they are permitted to vote the Fund's shares in their own right, they may elect to do so. The Companies shall vote shares of a Portfolio for which no instructions have been received in the same proportion as the voting instructions which are received with respect to all Contracts participating in that Portfolio. Neither the Companies nor persons under their control shall recommend action in connection with solicitation of proxies for Fund shares allocated to the Separate Accounts. The Companies shall also vote shares they own that are not attributable to Contract owners in the same proportion. The Companies may, when required by state insurance regulatory authorities, disregard voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of the Fund or one or more of its Portfolios or to approve or disapprove an investment advisory contract for a Portfolio of the Fund. In addition, the Companies themselves may disregard voting instructions in favor of changes initiated by a Contract owner in the investment policy or the investment adviser of a Portfolio of the Fund if the Companies reasonably disapprove of such changes.

14. FUND'S WARRANTY. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with all applicable federal and state laws.

15. EACH COMPANY'S WARRANTY. Each Company represents and warrants that it is an insurance company duly organized and in good standing under the law of its state of domicile and that it has legally and validly established its Separate Accounts under the laws of its state of domicile, and will register the Separate Accounts as a unit investment trust in accordance with the provisions of the 1940 Act, unless exempt from such registration, to serve as a segregated investment account for certain Contracts. Each Company further represents and warrants that its Contracts will be registered under the 1933 Act, unless exempt from such registration, and will be issued and sold in compliance with all applicable federal and state laws.

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16.       DISTRIBUTOR'S WARRANTY. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC under the 1934 Act. The Distributor further represents that it will sell and distribute the shares in accordance with the 1933, 1934 and 1940 Acts and will not make any representations concerning the Separate Accounts except those contained in the then current registration statement or related prospectus and any sales literature approved by the Fund.

17. TERMINATION OF AGREEMENT. (a) The parties may terminate this Agreement as follows:

                  (i) at the option of a Company with respect to that Company or the Fund or the Distributor upon 60 days' written notice to the other parties;

                  (ii) at the option of each Company if, for any reason except for those specified in Section 4, Fund shares are not available to meet the requirements of the Company's Contracts as determined by the Company;

                  (iii) at the option of the Fund with respect to a Company, upon the NASD, the SEC, the director of the Department of Insurance in a Company's state of domicile or any other regulatory body instituting legal proceedings against the Company regarding its duties under this Agreement;

                  (iv) at the option of each Company upon institution of formal proceedings against the Fund by the SEC or other regulatory body; or

                  (v) at the option of each Company if Fund shares are not registered, issued or sold in conformance with applicable federal or state law, including Section 817(h) and Regulations and Treasury interpretations thereunder. Prompt notice shall be given to the Companies if the conditions of this provision occur.

          (b) This Agreement shall automatically terminate in the event of its assignment.

          (c) Notwithstanding any termination of this Agreement, the Fund shall, at the Companies' option, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), so long as the Fund is in existence. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund, or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. A termination under Section 21 of this Agreement shall end rights of the owners of Existing Contracts.

          (d) The Companies shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Companies' assets held in the Accounts) except (i) as necessary to implement transactions permitted under the Contracts, or (ii) as required by state or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, a Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of

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the Contracts, a Company shall not prevent its Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund 90 days' notice of its intention to do so.

18. EACH COMPANY'S INDEMNIFICATION AGREEMENT. (a) Each Company agrees to indemnify and hold harmless the Fund or the Distributor and each of their Trustees or Directors who is not an "interested person" of the Fund, as defined in the 1940 Act (collectively the "Fund's Indemnified Parties" for purposes of this Section 18), against any losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses or actions to which the Fund's Indemnified Parties may become subject, under the Federal securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement or which arise from erroneous instructions by the Company to the Distributor concerning the particular Portfolio or Portfolios whose shares are to be allocated to the Account. This indemnity agreement is in addition to any liability which the Company may otherwise have. PROVIDED, HOWEVER, that in no case is the indemnity of the Company in favor of the Distributor deemed to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of its bad faith, willful misfeasance or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

          (b) The Company will reimburse the Fund's Indemnified Parties for any legal or other expenses reasonably incurred by the Fund's Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by any of the Fund's Indemnified Parties of notice of the commencement of any action, or the making of any claim for which indemnity may apply under this section, the Fund's Indemnified Parties will, if a claim in respect thereof is to be made against the Fund, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Fund's Indemnified Parties otherwise than under this Agreement. In case any such action is brought against the Fund's Indemnified Parties, and the Company is notified of the commencement thereof, the Company will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the party named in the action, and after notice from the Company to such party of the Company's election to assume the defense thereof, the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

19. FUND AND DISTRIBUTOR INDEMNIFICATION AGREEMENTS. (a) The Fund and the Distributor each agrees to indemnify and hold harmless each Company and each of the Company's Directors who is not an "interested person" of the Company, as defined in the 1940 Act (collectively the "Company's Indemnified Parties" for purposes of this Section 19), against any losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses or actions to which the Company's Indemnified Parties may

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become subject, under the Federal securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise as a result of any failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement;

                  (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to the Company's Indemnified Parties if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Distributor by or on behalf of the Company for use in the registration statement or prospectus of the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (iii) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Distributor, including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements specified in Section 9 of this Agreement. This indemnity agreement is in addition to any liability which the Fund may otherwise have.

          (b) The Fund represents and warrants that the Fund will at all times invest its assets in such a manner as to ensure that the Contracts will be treated as variable annuity or flexible premium life insurance contracts under the Code and the regulations thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity or variable life insurance contracts and any amendments or other modifications to such section or Regulations.

          (c) Fund shares will not be sold to any person or entity that would result in the Contracts not being treated as variable annuity contracts or variable life contracts.

          (d) The Fund will reimburse the Companies, as shareholders of the Fund, for pricing errors respecting Fund shares transacted with incorrect net asset values by paying the Companies the amount of the difference between the incorrect net asset value as of the date of the error and the correct net asset value as of the date of the error, provided that: (a) in the case of an overstatement of net asset value, any such reimbursement resulting from overpayments by the Companies on Fund share purchases during the period the error in pricing was in effect will be net of overpayments to the Companies on Fund share redemptions during such period, (b) in the case of an understatement of net asset value, any such reimbursement resulting from underpayments to the Companies on Fund share redemptions during the period the error in pricing was in effect will be net of underpayments by the Companies on Fund share purchases during such period, and (c) in the case of a series of pricing errors over a period of days consisting alternately of overstatements and understatements of net asset value, any such

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reimbursements shall reflect the combined effect of the net of all overpayments and underpayments during such period; and provided further that reimbursements in connection with a pricing error discovered for a period for which another pricing error has previously been corrected will be calculated as if all errors pertaining to that period had been discovered at the same time for purposes of the foregoing netting process.

          (e) The Fund and the Distributor will reimburse the Company's Indemnified Parties for any legal or other expenses reasonably incurred by the Company's Indemnified Parties in connection with investigating or defending of any such loss, claim, damage, liability or action.

          (f) Promptly after receipt by any of the Company's Indemnified Parties of notice of the commencement of any action, or the making of any claim for which indemnity may apply under this section, the Company's Indemnified Parties will, if a claim in respect thereof is to be made against the Company, notify the Fund or the Distributor of commencement thereof; but the omission so to notify the Fund or the Distributor will not relieve the Fund or the Distributor from any liability which it may have to the Company's Indemnified Parties otherwise than under this Agreement. In case any such action is brought against the Company's Indemnified Parties, and the Fund or the Distributor is notified of the commencement thereof, the Fund or the Distributor will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the party named in the action, and after notice from the Fund or the Distributor to such party of the Fund's or the Distributor's election to assume the defense thereof, the Fund or the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

20. INDEMNIFICATION OF FUND BY OR OF DISTRIBUTOR. For purposes of this Agreement, the Fund and the Distributor shall indemnify each other according to the terms of the Distribution Agreement between them.

21. POTENTIAL CONFLICTS. (a) The Trustees of the Fund will monitor the operations of the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all Separate Accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority;
(ii) a change in applicable Federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any Portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (vi) a decision by an insurer to disregard the voting instructions of Contract owners. The Trustees shall promptly inform the Companies if they determine that an irreconcilable material conflict exists and the implications thereof.

          (b) Each Company will report any potential or existing conflicts of which it is aware to the Trustees of the Fund. The Company will assist the Trustees in carrying out their responsibilities under paragraphs (a) and (b) of this section, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes,

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but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded.

          (c) If it is determined by a majority of the Trustees, or a majority of the Trustees who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement or any agreement related thereto (the "Independent Trustees"), that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (i) withdrawing the assets allocable to one or more of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of variable annuity contract owners invested in one of more of the Separate Accounts from those of any other appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable Contract owners of other life insurance companies) that votes in favor of such segregation, or offering to the contract owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account.

          (d) If a material irreconcilable conflict arises because of a decision by a Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Separate Accounts' investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

          (e) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to a Company conflicts with the majority of other state regulators, then the Company will withdraw the Separate Accounts' investment in the Fund and terminate this Agreement within six months after the Trustees inform the Company in writing that they have determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Until the end of the foregoing six month period, the Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

          (f) For purposes of paragraphs (c) through (f) of this section, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. A Company shall not be required by paragraph (c) to establish a new funding medium for its Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw its Separate Accounts' investment in the Fund and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

22. DURATION OF THIS AGREEMENT. This Agreement shall remain effective until terminated in accordance with Section 17 hereof.

23. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended only by mutual written agreement of the parties hereto. No material amendment of this Agreement shall be effective until approved by (i) the Trustees of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect, financial interest in this Agreement or in any agreement related thereto, cast in person at a meeting called for the purpose of voting on such approval.

24. GOVERNING LAW. This Agreement shall be construed in accordance with the law of the State of New York and the applicable provisions of the 1933, 1934 and 1940 Acts and the rules and regulations and rulings thereunder including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the 1940 Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of the Agreement shall not be affected thereby.

25. NOTICES. Any notice under this Agreement shall be in writing and delivered or mailed postage prepaid if to the Fund, to Morgan Stanley, Attn:
Office of General Counsel, Investment Management, 1221 Avenue of the Americas, 22nd Floor, New York, NY 10020; and if to the Companies, to Hartford Life, Attn:
Ryan Johnson, Vice President, Individual Annuity Sales and Marketing, 200 Hopmeadow Street, Simsbury, CT 06070, with a copy to Christine H. Repasy,General Counsel at the same address. The parties shall have the right to designate any other address hereafter by written notice to the other parties.

26. PERSONAL LIABILITY. The Declaration of Trust establishing Morgan Stanley Select Dimensions Investment Series (renamed the "Morgan Staley Select Dimensions Investment Series" as of June 18, 2001), dated June 2, 1994, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Morgan Stanley Select Dimensions Investment Series refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Morgan Stanley Select Dimensions Investment Series shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Morgan Stanley Select Dimensions Investment Series, but the Trust Estate only shall be liable.

              [The Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Michael J. Roscoe
   ----------------------------------
Name: Michael J. Roscoe
Duly Authorized


HARTFORD LIFE AND ANNUITY INSURANCE COMPANY


By: /s/ Michael J. Roscoe
   ----------------------------------
Name: Michael J. Roscoe
Duly Authorized


MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES


By: /s/ Ronald E. Robison
   ----------------------------------
Name: Ronald E. Robison
Duly Authorized


MORGAN STANLEY DISTRIBUTORS INC.


By: /s/ John B. Kemp III
   ----------------------------------
Name: John B. Kemp III
Duly Authorized

                                   SCHEDULE A

                SEPARATE ACCOUNTS CONTRACTS AND FUND SHARE CLASS

                                                                                             FUND SHARE
SEPARATE ACCOUNT                                              TYPE      CONTRACT FORM NO.    CLASS
-------------------------------------------------------------------------------------------------------
Hartford Life Insurance Company Separate Account Three        VA        HL-VA94              X
                                                              VA        HL-VA99              Y
                                                              VA        HL-VA03              Y
Hartford Life Insurance Company Separate Account Five         VL        HL-SPVL94            X
                                                              VL        HL-SPVL97            X
Hartford Life Insurance Company Separate Account VL 11        VL        HL-15441(98)(NY)     Y
Hartford Life and Annuity Insurance Company Separate          VA        ILA-VA94             X
Account Three                                                 VA        LAVA99               Y
                                                              VA        LA-VA03              Y
Hartford Life and Annuity Insurance Company Separate          VL        ILA-SPVL94           X
Account Five                                                  VL        ILA-SPVL97           X
Hartford Life and Annuity Insurance Company Separate          VL        LA-1151(98)          Y
Account VL 11